WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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      THIS SCHEDULE  CONTAINS SUMMARY FINANCIAL  INFORMATION  EXTRACTED FROM THE
ANCHOR RESOURCE AND COMMODITY TRUST DECEMBER 31, 1998 ANNUAL REPORT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ANNUAL REPORT.



                   Item        Item Description
                   Number
                                                        1998
                    3(a)   Net asset value:
                             Beginning of year          $9.83
                    3(a)   Net investment income
                           (loss)...........             0.72
                    3(a)   Net realized and
                           unrealized gain
                           (loss) on
                           investments.......           (2.09)
                    3(a)   Distributions to
                            shareholders:
                    3(a)   From net
                           investment income
                           (loss)...........            (0.65)
                    3(a)   From net realized
                           gains on
                           investments......              --
                    3(a)   Net asset value:
                             End of year....            $7.81
                                                        ======
                    3(a)   Ratio of expenses to
                           average net
                           assets...........            1.50%


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